Exhibit 99.1

Genpact Reports Second Quarter 2019 Results

Revenues of $882 Million, Up 21% (~22% on a constant currency basis)1

Global Client BPO Revenues of $659 Million, Up 16% (~17% on a constant currency basis)

Diluted EPS of $0.38, up 15%; Adjusted Diluted EPS2 of $0.49, up 20%

NEW YORK, August 7, 2019 — Genpact Limited (NYSE: G), a global professional services firm focused on delivering digital transformation, today announced financial results for the second quarter ended June 30, 2019.

“I am very excited that the momentum we saw coming out of 2018 has continued throughout the first half of 2019. Large deal ramps, ongoing Transformation Services wins, and outstanding execution by our teams led to another quarter of strong performance from both Global Clients and GE.  We delivered our highest year-over-year revenue growth rate since the first quarter of 2012,” said “Tiger” Tyagarajan, Genpact’s president and CEO.  “The need for enterprises to leverage new digital technologies is creating increased demand for our Transformation Services which brings digital, analytics, and consulting solutions together. Transformation Services drives our digitally embedded managed service operations, which we call intelligent operations, and this provides further opportunities for Transformation Services, creating a virtuous cycle.  As a result, our inflows and pipeline are growing in an expanding total addressable market.”

Key Financial Results – Second Quarter 2019

•	Total revenue was $882 million, up 21% year-over-year (up ~22% on a constant currency basis).
•

Income from operations was $106 million, up 34% year-over-year, with a corresponding margin of 12%.  Adjusted income from operations was $136 million, up 24% year-over-year, with a corresponding margin of 15.4%.[3]

•	Diluted earnings per share were $0.38, up 15% year-over-year, and adjusted diluted earnings per share were $0.49, up 20% year-over-year.

Revenue Details – Second Quarter 2019

Total Company

•	Total BPO revenue was $743 million, up 23% year-over-year, representing approximately 84% of total revenues.
•	Total IT revenue was $139 million, up 13% year-over-year, representing approximately 16% of total revenues.

[1]

Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates, adjusted for hedging gains/losses in such period.

[2]	Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.
[3]

Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. Reconciliations of GAAP income from operations to adjusted income from operations and GAAP income from operations margin to adjusted income from operations margin are attached to this release.

Global Clients

•	Revenue from Global Clients was $760 million[4], up 15% year-over-year (up ~16% on a constant currency basis), representing approximately 86% of total revenues.
•	Global Client BPO revenue was $659 million, up 16% year-over-year (up ~17% on a constant currency basis).
•	Global Client IT revenue was $101 million, up 7% year-over-year.

GE

•	Revenue from GE was $121 million[4], up 86% year-over-year, representing approximately 14% of total revenues.
•	GE BPO revenue was $84 million, up 125% year-over-year.
•	GE IT revenue was $38 million, up 34% year-over-year.

Cash Flow from Operations

•	Cash generated from operations was $126 million in the second quarter of 2019, compared to $77 million during the second quarter of 2018.

2019 Outlook

Genpact now expects:

•

Total revenue for the full-year 2019 of $3.46 to $3.5 billion, up 15% to 17%, or 16% to 18% on a constant currency basis.  This is an increase from the prior range of $3.33 to $3.39 billion, up 11% to 13%, or 12% to 14% on a constant currency basis.

•	Global Client revenue growth in the range of 9.5% to 11%, or 10.5% to 12% on a constant currency basis, up from the prior range of 9% to 10.5%, or 10% to 11.5% on a constant currency basis.
•	Adjusted diluted EPS[5] of $2.00 to $2.02, up from the prior range of $1.96 to $2.00.

Genpact continues to expect:

•	Adjusted income from operations margin[6] of approximately 16.0%.

Conference Call to Discuss Financial Results

Genpact’s management will host an hour-long conference call beginning at 4:30 p.m. ET on August 7, 2019 to discuss the company’s performance for the second quarter ended June 30, 2019. To participate, callers can dial +1 (877) 654-0173 from within the U.S. or +1 (281) 973-6289 from any other country. Callers will be prompted to enter the conference ID, 6880006.

A live webcast of the call will also be made available on the Genpact Investor Relations website at http://investors.genpact.com. For those who cannot join the call live, a replay will be archived on the Genpact website after the end of the call. A transcript of the call will also be made available on the website.

[4]

During the six months ended June 30, 2019, GE divested certain businesses that Genpact continues to serve. We will reclassify such revenue as Global Client revenue at the end of the fiscal year. If we had reclassified the revenue from such GE-divested businesses during the second quarter, Global Client revenues for the quarter ended June 30, 2019 would have been $763 million and GE revenues would have been $119 million.

[5]	Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.
[6]

Adjusted income from operations margin is a non-GAAP measure.  A reconciliation of the outlook for GAAP income from operations margin to adjusted income from operations margin is attached to this release.

About Genpact

Genpact (NYSE: G) is a global professional services firm that makes business transformation real. We drive digital-led innovation and digitally-enabled intelligent operations for our clients, guided by our experience running thousands of processes primarily for Global Fortune 500 companies. We think with design, dream in digital, and solve problems with data and analytics.  Combining our expertise in end-to-end operations and our AI-based platform, Genpact Cora, we focus on the details – all 90,000+ of us. From New York to New Delhi and more than 30 countries in between, we connect every dot, reimagine every process, and reinvent companies’ ways of working. We know that reimagining each step from start to finish creates better business outcomes. Whatever it is, we’ll be there with you – accelerating digital transformation to create bold, lasting results – because transformation happens here.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties, and other factors include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing or information technology services sectors, our ability to develop and successfully execute our business strategies, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in tax rates and tax legislation and other laws and regulations, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, general economic conditions affecting our industry, political, economic or business conditions in countries in which we operate, including the uncertainty relating to the pending withdrawal of the United Kingdom from the European Union, commonly known as Brexit, as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contacts

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Danielle D’Angelo +1 (914) 336-7951 danielle.dangelo@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31,	As of June 30,
	2018	2019
Assets
Current assets
Cash and cash equivalents	$368,396	$378,030
Accounts receivable, net	774,184	856,602
Prepaid expenses and other current assets	212,477	225,163
Total current assets	$1,355,057	$1,459,795
Property, plant and equipment, net	212,715	211,244
Operating lease right-of-use assets	—	297,068
Deferred tax assets	74,566	78,807
Investment in equity affiliates	836	842
Intangible assets, net	177,087	165,751
Goodwill	1,393,832	1,400,257
Contract cost assets	160,193	192,178
Other assets	155,159	206,815
Total assets	$3,529,445	$4,012,757
Liabilities and equity
Current liabilities
Short-term borrowings	$295,000	$290,000
Current portion of long-term debt	33,483	33,498
Accounts payable	42,584	24,398
Income taxes payable	33,895	64,818
Accrued expenses and other current liabilities	571,350	545,012
Operating leases liability	—	45,425
Total current liabilities	$976,312	$1,003,151
Long-term debt, less current portion	975,645	959,151
Operating leases liability	—	279,927
Deferred tax liabilities	8,080	8,332
Other liabilities	165,226	178,826
Total liabilities	$2,125,263	$2,429,387
Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 189,346,101 and 190,486,041 issued and outstanding as of December 31, 2018 and June 30, 2019, respectively	1,888	1,899
Additional paid-in capital	1,471,301	1,520,025
Retained earnings	438,453	540,709
Accumulated other comprehensive income (loss)	(507,460)	(479,263)
Total equity	$1,404,182	$1,583,370
Total liabilities and equity	$3,529,445	$4,012,757

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended June 30,		Six months ended June 30,
	2018	2019	2018	2019
Net revenues	$728,561	$881,799	$1,417,473	$1,691,005
Cost of revenue	462,898	571,244	907,222	1,090,381
Gross profit	$265,663	$310,555	$510,251	$600,624
Operating expenses:
Selling, general and administrative expenses	176,166	196,312	347,275	387,714
Amortization of acquired intangible assets	9,826	8,096	19,762	16,605
Other operating (income) expense, net	149	(55)	(69)	31
Income from operations	$79,522	$106,202	$143,283	$196,274
Foreign exchange gains (losses), net	2,805	351	7,603	(3,081)
Interest income (expense), net	(10,407)	(12,143)	(18,507)	(23,266)
Other income (expense), net	9,748	560	25,298	4,363
Income before equity-method investment activity, net and income tax expense	$81,668	$94,970	$157,677	$174,290
Equity-method investment activity, net	(15)	(15)	(15)	(11)
Income before income tax expense	$81,653	$94,955	$157,662	$174,279
Income tax expense	17,079	21,233	29,154	39,716
Net income	$64,574	$73,722	$128,508	$134,563
Net income attributable to redeemable non-controlling interest	—	—	761	—
Net income attributable to Genpact Limited shareholders	$64,574	$73,722	$129,269	$134,563
Net income available to Genpact Limited common shareholders	$64,574	$73,722	$129,269	$134,563
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.34	$0.39	$0.68	$0.71
Diluted	$0.33	$0.38	$0.66	$0.69
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	190,132,664	190,163,359	191,474,645	189,807,602
Diluted	193,365,974	194,766,047	194,827,272	194,080,127

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six months ended June 30,
	2018	2019
Operating activities
Net income attributable to Genpact Limited shareholders	$129,269	$134,563
Net loss attributable to redeemable non-controlling interest	(761)	—
Net income	$128,508	$134,563
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,613	45,708
Amortization of debt issuance costs (including loss on extinguishment of debt)	979	864
Amortization of acquired intangible assets	19,762	16,605
Write-down of intangible assets and property, plant and equipment	850	3,511
Reserve for doubtful receivables	1,347	4,881
Unrealized loss (gain) on revaluation of foreign currency asset/liability	(7,350)	3,107
Equity-method investment activity, net	15	11
Stock-based compensation expense	18,724	39,987
Deferred income taxes	(4,194)	(4,242)
Others, net	294	(4,087)
Change in operating assets and liabilities:
Increase in accounts receivable	(4,548)	(86,329)
Increase in prepaid expenses, other current assets, contract cost assets operating lease right-of-use assets and other assets	(71,559)	(68,115)
Increase (decrease) in accounts payable	6,289	(17,407)
Increase (decrease) in accrued expenses, other current liabilities, operating lease liabilities and other liabilities	(96,965)	23,730
Increase in income taxes payable	25,719	28,255
Net cash provided by operating activities	$49,484	$121,042

Investing activities
Purchase of property, plant and equipment	(37,703)	(30,392)
Payment for internally generated intangible assets (including intangibles under development)	(11,544)	(16,501)
Proceeds from sale of property, plant and equipment	309	1,562
Payment for business acquisitions, net of cash acquired	(728)	(6,305)
Payment for purchase of redeemable non-controlling interest	(4,730)	—
Net cash used for investing activities	$(54,396)	$(51,636)
Financing activities
Repayment of capital /finance lease obligations	(1,108)	(4,102)
Repayment of long-term debt	(20,000)	(17,000)
Proceeds from short-term borrowings	105,000	50,000
Repayment of short-term borrowings	(60,000)	(55,000)
Proceeds from issuance of common shares under stock-based compensation plans	9,388	11,477
Payment for net settlement of stock-based awards	(14,229)	(2,729)
Payment of earn-out/deferred consideration	(1,476)	(10,470)
Dividend paid	(28,648)	(32,307)
Payment for stock repurchased and retired	(130,103)	—
Payment for expenses related to stock repurchase	(82)	—
Net cash used for financing activities	$(141,258)	$(60,131)
Effect of exchange rate changes	(24,395)	359
Net increase (decrease) in cash and cash equivalents	(146,170)	9,275
Cash and cash equivalents at the beginning of the period	504,468	368,396
Cash and cash equivalents at the end of the period	$333,903	$378,030
Supplementary information
Cash paid during the period for interest	$21,808	$23,384
Cash paid during the period for income taxes	$34,809	$37,060
Property, plant and equipment acquired under capital/finance lease obligations	$668	$7,188

Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following non-GAAP financial measures:

•	Adjusted income from operations attributable to shareholders of Genpact Limited, or adjusted income from operations;
•	Adjusted income from operations margin;
•	Adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share; and
•	Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial information that excluded significant acquisition-related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles at the company’s formation in 2004 for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact’s management has used financial information that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to those of its competitors. For the same reasons, since April 2016 Genpact’s management has excluded the impairment of acquired intangible assets from the financial information it uses for internal management reporting purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated.

Genpact’s management also uses financial information that exclude stock-based compensation expense. Due to varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. Additionally, in its calculations of such non-GAAP financial measures, Genpact’s management has adjusted other income and expenses, certain gains, losses and impairment charges attributable to equity-method investments, and gains or losses attributable to non-controlling interests because management believes that the Company’s results after taking into account these adjustments more accurately reflect the Company’s ongoing operations. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact’s management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company’s true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations and income from operations margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation and amortization and impairment of acquired intangibles. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three and six months ended June 30, 2018 and 2019:

Reconciliation of Income from Operations/Margin to Adjusted Income from

Operations/Margin

(Unaudited)

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2018	2019	2018	2019
Income from operations	$79,522	$106,202	$143,283	$196,274
Add: Stock-based compensation	10,937	21,525	18,724	39,987
Add: Amortization of acquired intangible assets	9,431	7,773	18,971	15,977
Add: Acquisition-related expenses	—	—	—	967
Add: Other income (expense), net	9,748	560	25,298	4,363
Less: Equity-method investment activity, net	(15)	(15)	(15)	(11)
Add: Net loss (income) attributable to redeemable non-controlling interest	—	—	761	—
Adjusted income from operations	$109,623	$136,045	$207,022	$257,557
Income from operations margin	10.9%	12.0%	10.1%	11.6%
Adjusted income from operations margin	15.0%	15.4%	14.6%	15.2%

Reconciliation of Diluted EPS to Adjusted Diluted EPS7

(Unaudited)

(Per share data)

	Three months ended June 30,		Six months ended June 30,
	2018	2019	2018	2019
Diluted EPS	$0.33	$0.38	$0.66	$0.69
Add: Stock-based compensation	0.06	0.11	0.10	0.21
Add: Amortization of acquired intangible assets	0.05	0.04	0.10	0.08
Add: Acquisition-related expenses	—	—	—	—
Less: Tax impact on stock-based compensation	(0.01)	(0.03)	(0.03)	(0.05)
Less: Tax impact on amortization of acquired intangibles	(0.01)	(0.01)	(0.02)	(0.02)
Less: Tax impact on acquisition-related expenses	—	—	—	—
Adjusted diluted EPS	$0.41	$0.49	$0.80	$0.92

[7]	Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the year ending December 31, 2019:

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from Operations Margin

(Unaudited)

Year ending December 31, 2019
Income from operations margin	12.2%
Add: Estimated stock-based compensation	2.4%
Add: Estimated amortization of acquired intangible assets	0.8%
Add: Estimated acquisition-related expenses	0.1%
Add: Estimated other income (expense), net	0.5%
Less: Estimated equity-method investment activity, net	—
Adjusted income from operations margin	16.0%

Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS

(Unaudited)

(Per share data)

	Year ending December 31, 2019
	Lower	Upper
Diluted EPS	$1.54	$1.56
Add: Estimated stock-based compensation	0.42	0.42
Add: Estimated amortization of acquired intangible assets	0.15	0.15
Add: Estimated acquisition-related expenses	0.02	0.02
Less: Estimated tax impact on stock-based compensation	(0.09)	(0.09)
Less: Estimated tax impact on amortization of acquired intangibles	(0.04)	(0.04)
Less: Estimated tax impact on acquisition-related expenses	—	—
Adjusted diluted EPS	$2.00	$2.02